AMERICAN REGISTRY FOR INTERNET NUMBERS, LTD.
REGISTRATION SERVICES AGREEMENT

This REGISTRATION SERVICES AGREEMENT ("Agreement") is made by and between the AMERICAN REGISTRY FOR INTERNET NUMBERS, LTD. ("ARIN"), a Virginia nonprofit corporation, and Data Pangea LLC, ("Holder").

1. INTRODUCTION

(a) ARIN is a Regional Internet Registry serving the United States, Canada, and specific designated islands in the Caribbean Sea and North Atlantic Ocean, and is responsible for the registration, administration, and stewardship of Internet number resources in these geographic areas.

(b) For purposes of this Agreement, the term "Included Number Resources" means the number resources, which may include without limitation Internet Protocol ("IP") address space and Autonomous System Numbers ("ASN's"), that have been issued, are issued, or will be issued in the future, to Holder by ARIN and any other number resources identified by Holder, in writing, to be covered by this Agreement. This Agreement therefore supersedes and replaces any prior or contemporaneous agreement entered into by and between Holder and ARIN for Included Number Resources. For purposes of this Agreement, the term "Services" means the services ARIN provides pursuant to this Agreement, with respect to the Included Number Resources, to Holder and may include, without limitation, the inclusion of the registry entries for IP address space and/or Autonomous System numbers ("ASNs"), reverse name service on network blocks, maintenance of resource records, and administration of IP address space. Reference to "number resources" shall mean both IP address space and ASNs.

(c) The Services are subject to the terms and conditions of this Agreement and ARIN's Number Resource Policy Manual, Guidelines, and Procedures and other policies and procedures as may be adopted by ARIN as further described below in Section 5 (collectively, the "Policies") that are or will be published by ARIN on ARIN's Website located at "http://www.arin.net" (the "Website"). This Agreement and the Policies, each as may be modified from time to time as provided in Section 1(d), are referred to collectively as the "Service Terms."

(d) Because of the necessary role that ARIN performs for the Internet community, ARIN reserves the right, in its sole and absolute discretion, to amend, supplement, restate or otherwise modify any or all Service Terms at any time and from time to time, including the right to implement new Service Terms and/or make some or all Service Terms obsolete (collectively, "Term Modifications"). ARIN will provide notification of such Term Modifications to Holder via electronic mail. ARIN will also post such Term Modifications on its Website. Such Term Modifications will be effective immediately and binding on Holder after ARIN provides Holder with electronic mail notification thereof or after such Term Modifications are posted on ARIN's Website, at which time the Terms Modifications shall constitute a part of the Service Terms. Holder's continued access or use of any Services constitutes Holder's acceptance of such Term Modifications.

2. CONDITIONS OF SERVICE

(a) Compliance. In receiving or using any of the Services, Holder must comply with the Service Terms. In the event of any inconsistency between the Policies and this Agreement, the terms of this Agreement will prevail.

(b) Provision of Services and Rights. Subject to Holder's on-going compliance with its obligations under the Service Terms, including, without limitation, the payment of the fees (as set forth in Section 4), ARIN shall (i) provide the Services to Holder in accordance with the Service Terms and (ii) grant to Holder the following specified rights:

(1) The exclusive right to be the registrant of the Included Number Resources within the ARIN database;
(2) The right to use the Included Number Resources within the ARIN database; and
(3) The right to transfer the registration of the Included Number Resources pursuant to the Policies.

Holder acknowledges that other registrants with ARIN have rights that intersect or otherwise impact Holder's rights and/or use of the Included Number Resources, including, but not limited to, other registrants benefiting from visibility into the public portions of registrations of the Included Number Resources as further described in the Policies.

(c) Information and Cooperation. Holder has completed an application provided by ARIN for one or more Services (the "Application"). Holder must (i) promptly notify ARIN if any information provided in the Application

changes during the term of this Agreement, and (ii) promptly, accurately, and completely respond to any inquiry made to Holder by ARIN during the term of this Agreement. In addition, Holder shall promptly provide ARIN with complete and accurate information, and cooperation as required by any Service Terms or that ARIN requests in connection with ARIN's provision of any of the Services to Holder. If Holder does not provide ARIN with such information or cooperation that ARIN requests, ARIN may take such failure into account in evaluating Holder's subsequent requests for transfer, allocation or assignment of additional number resources, or requests for changes to any Services.

(d) Prohibited Conduct By Holder. In using any of the Services, Holder shall not: (i) disrupt or interfere with the security or use of any of the Services; (ii) violate any applicable laws, statutes, rules, or regulations; or (iii) assist any third party in engaging in any activity prohibited by any Service Terms.

(e) Cooperation With Government Authority. ARIN shall have the right, without liability or notice to Holder, to cooperate and comply with all applicable laws, statutes, rules, or regulations and all government or judicial inquiries or orders with respect to Holder's use of any Service. ARIN shall have the right, without liability or notice to Holder, to follow any court order or direction from a governmental authority concerning any number resources or Holder's use of any Service, including an order to stop any Service or to terminate this Agreement. ARIN shall, when legally permitted and to the extent allowed by an appropriate court order or governmental or judicial authority, notify Holder within a reasonable amount of time after receipt of any such order or direction so as to provide Holder the opportunity to object to any such action to the appropriate court or governmental authority.

(f) Content Control. Holder acknowledges that ARIN does not have the ability to control or influence content accessible through or facilitated by those who receive number resources, directly or indirectly, from ARIN.

3. USE OF THE ARIN DATABASE

(a) Authorization. The Administrative Point of Contact ("POC") will be an employee designated by Holder who will be the principal point of contact between Holder and ARIN with respect to the Included Number Resources in the ARIN registry database, and have the sole right to designate other qualifying POCs of Holder with authority to modify the Included Number Resources in the ARIN database ("Authority"). The Administrative POC will also facilitate Holder's compliance with the terms and conditions of this Section 3. Holder will promptly provide ARIN with all documentation and information regarding the Administrative POC and other POCs that ARIN requests. Holder must notify ARIN immediately if: (i) the relationship between a POC and Holder is terminated; (ii) a POC's Authority is to be revoked; (iii) Holder has any reason to believe that a POC has granted or will grant a third party unauthorized access to the ARIN registry database or any portion thereof; (iv) Holder has any reason to believe that a POC should not be trusted with respect to the ARIN registry database or any Services; or (v) if Holder wants to designate a different Administrative POC. Notices to ARIN under this Section 3(a) must be given by e-mail to hostmaster@arin.net or submitted through an authorized account via ARIN Online and will be effective when acknowledged as received by ARIN.

(b) Responsibility for Directory Services Data. Holder is responsible for the timely and accurate maintenance of directory services data (WHOIS) as well as data concerning any organization to which Holder further sub-delegates number resources.

(c) Holder Liability for Acts and Omissions. Holder is solely and exclusively responsible for all acts and omissions of its POCs and/or others acting by or on behalf of Holder, whether or not authorized in law or in fact. Holder is solely and exclusively responsible for the security of its access to and use of number resources in the ARIN registry database, and any loss or damage that Holder suffers based on any access thereto or use thereof.

4. FEES AND PAYMENTS

(a) Fee Schedule. As a condition precedent to ARIN's duty to provide any Services, Holder shall pay ARIN for providing the Services in accordance with ARIN's Fee Schedule, which is available on the Website. From time to time, during the term of this Agreement, ARIN will have the right to change the Fee Schedule applicable to one or more Services, which change will be posted on the Website.

(b) Registration Fees and Other Fees. Prior to ARIN providing Holder with its Included Number Resources, Holder shall pay ARIN the applicable "registration fee," as set forth in the Fee Schedule, and all outstanding fees for other number resources received from ARIN. Holder shall also pay ARIN the applicable "annual renewal fee," if any, as set forth in the Fee Schedule, at least five (5) days prior to the end of the anniversary of ARIN's first issuance of any Services to Holder (e.g., ARIN's initial allocation or assignment of number

resources to Holder).

(c) Fee Notices and Outcomes. Holder will be notified in writing by an invoice from ARIN to pay its fees. Such invoice will be sent at least 30 days before it is due. If Holder does not pay the fees payable to ARIN under this Agreement when due, ARIN shall provide a second written notification to the Holder that will constitute the notice of delinquency (the "Delinquency Notice"). If Holder fails to make payment in response to the Delinquency Notice within thirty (30) days after ARIN provides such Delinquency Notice, ARIN shall provide Holder with a final delinquency written notice, by e-mail and postal mail and attempt to reach telephonically (the "Final Delinquency Notice"). If, for any reason, Holder has not made such payment within thirty (30) days after ARIN provides the Final Delinquency Notice or ARIN is unable to contact Holder within thirty (30) days after ARIN provides the Final Delinquency Notice, ARIN has the right to: (i) stop providing Services, and/or (ii) after a total of six months after the fee was due, terminate this Agreement and revoke the Included Number Resources. If the Services were stopped pursuant to Section 4(c)(i), Holder may have the Services restored if it brings its account current before revocation. To the extent the Included Number Resources have been revoked but not reissued by ARIN, Holder may seek to have such Included Number Resources restored if it contacts ARIN, brings its account current, pays an additional fee that ARIN may prescribe on its Fee Schedule, and signs the then-current Registration Services Agreement.

(d) No Refunds. All fees paid by Holder to ARIN are deemed fully earned upon receipt and are nonrefundable.

5. CURRENT AND FUTURE POLICIES

Pursuant to ARIN's Policy Development Process ("PDP"), ARIN maintains the Policies and may at any time in its sole and absolute discretion amend the Policies, implement new policies (which once amended or implemented, will be considered the Policies), or make certain Policies obsolete. Such amendments or new Policies shall be binding upon Holder immediately after they are posted on ARIN's Website. Holder acknowledges and agrees it has read, understands, and agrees to be bound by and comply with the Policies, as may be amended or implemented, except to the extent those Policies conflict with the terms of this Agreement.

6. REVIEW OF HOLDER'S NUMBER RESOURCES

Whenever a transfer or additional IP address space is requested by Holder, ARIN may review Holder's utilization of previously allocated or assigned number resources and other Services received from ARIN to determine if Holder is complying with the Service Terms. Except as set forth in this Agreement, (i) ARIN will take no action to reduce the Services currently provided for Included Number Resources due to lack of utilization by the Holder, and (ii) ARIN has no right to revoke any Included Number Resources under this Agreement due to lack of utilization by Holder. However, ARIN may refuse to permit transfers or additional allocations of number resources to Holder if Holder's Included Number Resources are not utilized in accordance with Policy.

7. NO PROPERTY RIGHTS

Holder acknowledges and agrees that: (a) the number resources are not property (real, personal, or intellectual) of Holder; (b) Holder does not and will not have or acquire any property rights in or to any number resources for any reason, including but not limited to, by virtue of this Agreement or the prior issuance of any number resources to it or any access or use thereof by Holder; (c) Holder will not attempt, directly or indirectly, to obtain or assert any patent, trademark, service mark, copyright, or any other form of intellectual, proprietary, or property rights in any number resources in the United States or any other country; and (d) Holder will transfer or receive number resources in accordance with the Policies.

8. IMPACT OF VOLUNTARY RETURN OF NUMBER RESOURCES

Holder may voluntarily return to ARIN any portion of the Included Number Resources. If Holder returns any portion of the Included Number Resources, it may be eligible for certain benefits, including partial or permanent reduction in ARIN fees, as ARIN may from time to time prescribe.

9. REPRESENTATIONS AND WARRANTIES

(a) By Each Party. Each party represents and warrants to the other party that: (i) it has the full power and authority to enter into and perform its obligations under this Agreement, (ii) the assent to and performance by it of its obligations under this Agreement do not constitute a breach of or conflict with any other agreement or arrangement by which it is bound, or any applicable laws, regulations, or rules, and (iii) this Agreement constitutes a legal, valid, binding, and an executory obligation of the parties executing or assenting to this Agreement, enforceable in accordance with its terms and conditions.

(b) By Holder. Holder hereby represents, warrants and covenants to ARIN that Holder will comply with this Agreement, the Policies and all applicable laws, rules, and regulations in its use of any and all Services.

10. BANKRUPTCY

(a) If Holder: (i) files any petition under any chapter of the Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") or other insolvency or bankruptcy law; or (ii) has a petition filed against it under any insolvency or bankruptcy law; or (iii) makes a general assignment for the benefit of creditors, has a receiver appointed for it, or a trustee takes possession of all or substantially all of Holder's assets; or (iv) dissolves, liquidates or ceases its normal business, or indicates its intent to dissolve, liquidate, or cease its normal business operations (each of the foregoing, a "Bankruptcy Event"), Holder will promptly provide written notice thereof to ARIN. Upon such notice, or if ARIN otherwise learns of the occurrence of a Bankruptcy Event, ARIN may take such appropriate or lawful action, including, but not limited to, intervening in such Bankruptcy Event, to preserve its rights under this Agreement, including, but not limited to, ARIN's rights under Section 7. Holder agrees to consent to ARIN intervening in any such Bankruptcy Event and taking such other appropriate or lawful actions as ARIN determines, in its sole and absolute discretion, so that ARIN can protect its rights under this Agreement, including, but not limited to, Section 7.

(b) Holder acknowledges and agrees that this Agreement is executory.

(c) Holder further hereby acknowledges and agrees that none of the number resources, none of the Services, or nothing else provided by or on behalf of ARIN in connection therewith is or will be the property (real, personal, or intellectual) of Holder's bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code.

(d) Upon the occurrence of a Bankruptcy Event, such Bankruptcy Event or any other event of default or breach under this Agreement shall constitute "cause" pursuant to Section 362(d) of the Bankruptcy Code for granting ARIN relief from the automatic stay or any other applicable injunction to exercise ARIN's rights and remedies under this Agreement, and Holder shall, and hereby does, consent to such relief.

11. INDEMNIFICATION

(a) Holder shall indemnify, defend, and hold harmless ARIN and its parent, subsidiaries and other affiliates, each of their respective predecessors, successors and assigns, each of their respective employees, representatives, agents, attorneys, advisors, trustees, directors, officers, managers, and members (collectively, the "Indemnified Parties") from any and all claims, demands, disputes, actions, suits, proceedings, judgments, damages, injuries, losses, expenses, costs and fees (including costs and fees associated with attorneys, accountants, investigators and experts), interests, fines and penalties of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, fixed or contingent, now existing or which may hereafter accrue (collectively, "Claims") brought or asserted by a third party against any of the Indemnified Parties alleging facts or circumstances that, in any way, whether directly or indirectly, relate to, arise from, or may be connected with: (1) any authorized or unauthorized access to or use of any Service or any Included Number Resources by Holder or any of Holder's parent, subsidiaries or other affiliates, or any of their respective predecessors, successors or assigns, or any of their respective directors, officers, managers, shareholders, members, partners, employees, representatives, agents, advisors, or other persons acting by, through, under or in concert with any of them (each an "Indemnifying Party" and collectively the "Indemnifying Parties"); (2) any authorized or unauthorized access to or use of the any Service or any Included Number Resources by any person who acquired authorized or unauthorized access to or use of any Service or any Included Number Resources by or through an Indemnifying Party; and/or (3) any breach by Holder or any other Indemnifying Parties of any Service Terms.

(b) Holder shall keep ARIN informed of and consult with ARIN in connection with the progress of any such Claim. Holder shall not settle, compromise, or in any other manner dispose of any Claim without the prior written consent of ARIN. Holder shall not engage in any action or omit to take any action in connection with any Claim that would likely result in harm or have an adverse consequence to ARIN, any of ARIN's rights pursuant to any Service Terms, or any Included Number Resources or other number resources. ARIN shall have the right to participate in the settlement, compromise and/or disposition of any Claim. Holder may retain counsel to defend against any Claims provided Holder may retain such counsel only upon prior written approval by ARIN, such approval not to be unreasonably withheld. If, in ARIN's reasonable judgment, (i) a potential or actual conflict exists or arises between the interest of ARIN and Holder in any such Claim or (ii) Holder fails to diligently and fully perform its obligations under this Section 11, ARIN shall have the right to (i) retain its own counsel, whose reasonable fees and costs will be paid by Holder, to defend the Indemnified Parties and (ii) control the disposition of any Claim at Holder's sole cost and expense.

(c) Holder shall provide written notice to ARIN promptly of the assertion against Holder or any other person of any Claim or the commencement of any Claim, whether or not an Indemnified Party is named or identified in the Claim, alleging facts or circumstances that, in any way, whether directly or indirectly, relate to, arise from, or may be connected with any Service Terms.

12. DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS

(a) DISCLAIMER OF WARRANTIES. HOLDER ACKNOWLEDGES AND AGREES THAT THE SERVICES, INCLUDING, WITHOUT LIMITATION, THE INCLUDED NUMBER RESOURCES AND THE REGISTRATION THEREOF, ARE PROVIDED ON AN "AS-IS" BASIS WITH ALL RISKS AND FAULTS ASSOCIATED THEREWITH. ARIN MAKES NO REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND WITH RESPECT TO ANY SERVICES OR ANY INCLUDED NUMBER RESOURCES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTION OF REQUIREMENTS, NON-INFRINGEMENT, OR ANY WARRANTY ARISING OUT OF A COURSE OF PERFORMANCE, DEALING, TRADE OR USAGE. AND ANY AND ALL SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS ARE HEREBY DISCLAIMED BY ARIN AND WAIVED BY HOLDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ARIN DOES NOT REPRESENT, WARRANT OR COVENANT THAT ANY SERVICE OR INCLUDED NUMBER RESOURCE, OR ANY ACCESS OR USE THEREOF: (i) WILL BE UNINTERRUPTED, (ii) WILL BE FREE OF DEFECTS, INACCURACIES, OR ERRORS, (iii) WILL MEET HOLDER'S REQUIREMENTS, OR (iv) WILL OPERATE IN THE CONFIGURATION OR WITH OTHER HARDWARE OR SOFTWARE HOLDER USES.

(b) EXCLUSION OF LIABILITIES AND DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, ARIN WILL NOT BE LIABLE TO HOLDER OR TO ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, ANY CLIENTS OR CUSTOMERS OF HOLDER, FOR ANY LIABILITIES AT LAW OR IN EQUITY OR FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY, OR SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LIABILITIES OR DAMAGES RELATING TO LOST PROFITS, LOST DATA, OR LOSS OF GOODWILL) ARISING OUT OF, RELATING TO, OR CONNECTED WITH ANY SERVICES, ANY INCLUDED NUMBER RESOURCES, OR OTHERWISE IN CONNECTION THEREWITH, WHETHER BASED ON CONTRACT, TORT OR ANY CAUSE OF ACTION, EVEN IF HOLDER IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(c) LIMITATION OF LIABILITY. IN NO EVENT, WHETHER BASED ON CONTRACT, TORT, STATUTE, OR ANY CAUSE OF ACTION, WILL ARIN'S LIABILITY TO HOLDER OR ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, ANY CLIENTS OR CUSTOMERS OF HOLDER, EXCEED IN THE AGGREGATE THE GREATER OF (i) THE AMOUNT PAID BY HOLDER TO ARIN FOR THE SERVICES DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE EVENT THAT GIVES RISE TO SUCH LIABILITY OR (ii) ONE HUNDRED U.S. DOLLARS (US$100.00).

(d) EXCULPATION AND WAIVER. NEITHER HOLDER NOR ANY OF THE OTHER INDEMNIFYING PARTIES WILL HAVE ANY CLAIM, AND HOLDER (ON BEHALF OF ITSELF AND THE OTHER INDEMNIFYING PARTIES) HEREBY EXPRESSLY WAIVES AND FOREVER RELEASES AND DISCHARGES ANY AND ALL CLAIMS AGAINST ARIN AND/OR ANY OTHER INDEMNIFIED PARTIES WITH RESPECT TO ANY SERVICE OR ANY INCLUDED NUMBER RESOURCES.

13. TERM AND TERMINATION

(a) Term. Unless earlier terminated in accordance with the termination provisions of this Agreement, the term of this Agreement shall commence on the date Holder first receives any Service and shall continue for one (1) year thereafter. This Agreement shall renew automatically unless earlier terminated in accordance with the termination provisions of this Agreement or if Holder gives written notice to ARIN of its desire not to renew this Agreement.

(b) Termination or Suspension of Services for Cause by ARIN. ARIN shall have the right to stop Services pursuant to any breach of Sections 2(c), 2(e), 4 or 7. In addition, ARIN may exercise its judgment to immediately stop Services upon written notice to Holder if Holder breaches Sections 2(c), 2(d), 7, or 11. ARIN shall have the right to immediately terminate this Agreement for cause upon ARIN's written notice to Holder for: (i) Holder's failure to pay fees pursuant to Section 4; (ii) Holder's breach of Section 2(c); (iii) Holder's breach of Section 2(d); (iv) pursuant to Section 2(e); (v) Holder's breach of Section 7; or (vi) Holder's brach of Section 11. Without limiting ARIN's right to terminate this Agreement in the preceding sentence, if Holder breaches any other provision of this Agreement and such breach remains uncured by Holder as determined

by ARIN in its reasonable determination after sixty (60) days following ARIN's written notice to Holder of such breach, ARIN shall have the right to terminate this Agreement for cause. Holder may utilize Section 14(k) to dispute any ARIN termination or suspension of Services.

(c) Termination for Cause by Holder. Holder shall have the right to seek to terminate this Agreement for cause, by giving written notice thereof to ARIN and complying first with Section 14(k), if: (i) ARIN materially breaches this Agreement and such breach remains uncured for thirty (30) days after ARIN's receipt of written notice of the breach from Holder; (ii) ARIN refuses to provide the Services with respect to Holder's Included Number Resources, except where ARIN has stopped the Services or terminates this Agreement pursuant to Section 13(b); (iii) ARIN enforces any Policy against Holder which has been applied in violation of Section 5; or (iv) ARIN assesses a Maintenance Fee in violation of Section 4(a). If ARIN formally disputes Holder's right to terminate this Agreement, ARIN shall respond in writing to Holder and may deny its actions are a breach or alternatively indicate its corrective action. Any failure of ARIN to respond to Holder in writing shall constitute a denial of the breach and create a dispute between the parties which will be resolved pursuant to Section 14(k). If the Holder still seeks to terminate this Agreement for cause after receiving a response from ARIN, it must bring action pursuant to Section 14(k), and obtain a judgment by the Arbitrator chosen for this purpose that such cause to terminate exists. If such a cause for termination is found by the Arbitrator against ARIN, this Agreement will be terminated, ARIN will be under no obligation to provide any of the Services under this Agreement, and the Included Number Resources will resume the status they had prior to this Agreement.

(d) Voluntary Termination by Holder with Return of Included Number Resources to ARIN. Holder shall have the right to terminate this Agreement at any time if it returns to ARIN, without limitation, all Included Number Resources. If Holder wishes to terminate this Agreement in accordance with this Section 13(d), the Holder must submit written notice to ARIN of its intent to return, in total, all Included Number Resources, and ARIN will accept the return of the Included Number Resources thirty (30) days after such notice being provided.

(e) Effect of Termination. Except as described in Section 13(c) and 14(k), if this Agreement expires or is terminated, then (i) ARIN will immediately revoke the Included Number Resources and otherwise cease providing the Services and will have no liability for doing so, and (ii) Holder remains liable for all fees payable to ARIN for Services rendered up to and including the date of expiration or termination.

(f) Survival. The defined terms and the following sections of this Agreement will survive termination or expiration of this Agreement and remain in effect: 2(c), 2(d), 2(e), 2(f), 3(c), 4(a), 4(c), 4(d), 7, 10, 11, 12, 13(e), 13(f) and 14.

14. GENERAL PROVISIONS

(a) Assignment.

(i) Holder may not assign or transfer, whether voluntarily or by operation of law, this Agreement or any of its rights or obligations under it, without ARIN's prior written permission, which may not be unreasonably withheld if such assignment and/or transfer is consistent with ARIN's Transfer Policies as included in the Policies. The event of any transaction (whether a merger, acquisition, or sale) in which Holder's controlling managerial and/or voting interest changes during the term of this Agreement shall be considered an assignment. Any attempt by Holder to assign or transfer this Agreement or any rights or obligations under it, other than as provided in this Section 14(a)(i), will be of no force or effect.

(ii) ARIN shall have the right to freely assign this Agreement upon written notice to Holder if ARIN is changing its corporate organization to permit a successor organization to provide the Services contemplated by this Agreement.

(b) Relationship of Parties. The relationship between the parties is and will be that of independent contractors. No joint venture, partnership, employment, agency, or similar arrangement is created between the parties. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect other than as expressly provided for in this Agreement.

(c) Entire Agreement. This Agreement and the Policies (which are hereby incorporated by reference to the extent they do not conflict with this Agreement) constitute the entire understanding between the parties and replaces and supersedes any and all prior and contemporaneous agreements and understandings, whether oral or written, express or implied, between the parties with respect to the Included Number Resources or any Services which are the subject matter of this Agreement. All other agreements between Holder and ARIN for number resources other than the Included Number Resources or any Services associated with such number resources, if any, remain unchanged by this Agreement.

(d) Waiver. No waiver of any provision or consent to any action under this Agreement will constitute a waiver

of any other provisions or consent to any other action, nor will such waiver or consent constitute a continuing waiver or consent or commit any party to provide past or future a waiver or consent.

(e) Severability. If any provision of this Agreement is determined to be illegal, invalid, or otherwise unenforceable by a court or tribunal of competent jurisdiction, then to the extent necessary to make such provision and/or this Agreement legal, valid, or otherwise enforceable, such provision will be limited, construed, or severed and deleted from this Agreement, and the remaining portion of such provision and the remaining other provisions hereof will survive, remain in full force and effect, and continue to be binding, and will be interpreted to give effect to the intention of the parties insofar as possible.

(f) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and with respect to ARIN, its successors and permitted assigns, and with respect to Holder, its permitted successors and permitted assigns.

(g) No Third-Party Rights. This Agreement is made solely for the benefit of the parties and does not, and will not, be construed to grant any rights or remedies to any other person or entity other than as expressly provided for in this Agreement.

(h) Construction. This Agreement will be construed as if it was jointly drafted by both parties and may not be construed against either one. The word "including" means "including, without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision. Unless the context of this Agreement otherwise requires, words using singular or plural number also include the plural or singular number, respectively. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of the provisions contained therein.

(i) Written Notice. All "written notice" or notice required or permitted to be given in writing under this Agreement will be delivered to the other party by any of the following methods: (i) hand delivery, (ii) certified U.S. or international mail, return receipt requested, postage prepaid, (iii) reputable overnight courier, (iv) electronic mail, (v) electronic messaging via ARIN Online, or (vi) facsimile. If Holder gives notice to ARIN, it must use ARIN's current address, which is currently: ARIN, Attention: Financial and Legal Services Department, 3635 Concorde Parkway, Suite 200, Chantilly, VA 20151, or the following e-mail address: billing@arin.net. If ARIN provides notice to Holder, ARIN must use the contact information provided by Holder to ARIN during the application process or other contact information provided by Holder in accordance with the terms of this Section. All notices will be deemed received and effective as follows: (i) if by hand-delivery, on the date of delivery, (ii) if by delivery via U.S. or international mail, on the date of receipt appearing on a return receipt card, (iii) if by overnight courier, on the date receipt is confirmed by such courier service, (iv) if by electronic mail, 24 hours after the message was sent, if no "system error" or other notice of non-delivery is generated, or (v) if by electronic messaging, at the next successful login to ARIN Online by the notified contact.

(j) Force Majeure. Neither party shall be deemed in default hereunder, nor shall either party be responsible for any cessation, interruption, or delay in the performance of its obligations under this Agreement where such failure of performance is the result of any force majeure event, including, but not limited to, earthquake, flood, fire, storm, natural disaster, act of God, civil disturbances, war, terrorism, armed conflict, riots, failure of contractors or subcontractors to perform, labor strike, lockout, boycott, or acts of governmental authorities. In the event a force majeure event extends for a period in excess of thirty (30) days in the aggregate and prevents a party from performing its obligations under this Agreement, the other party may, in its discretion, terminate this Agreement immediately upon written notice to the party affected by the force majeure event. If, pursuant to this force majeure provision, a party terminates this Agreement, ARIN will cease to provide Services under this Agreement and the Included Number Resources will resume the status they had prior to this Agreement.

(k) Governing Law, Jurisdiction, Venue and Dispute Resolution.

(i) This Agreement and the parties' performance under it shall be governed in all respects by, and construed in accordance with, the laws of the Commonwealth of Virginia and, as applicable, the United States of America.

(ii) In the event of any dispute(s) regarding any term or condition or provision or performance or conduct arising out of or relating to this Agreement, the parties each agree to first seek resolution through cooperative settlement negotiations involving themselves or their representatives as they each deem appropriate; and, second, in the event cooperative settlement negotiations are not successful, or do not occur, within thirty (30) days after a party initiates such negotiations, the parties agree to submit any

unresolved dispute(s) to binding and final arbitration for resolution. If Holder's principal place of business is in the United States, such arbitration shall be held in Washington, D.C., or by agreement of both parties at any other location, in accordance with the rules of the American Arbitration Association ("AAA") then in effect. If the Holder's principal place of business is in Canada, such arbitration shall be held in Ottawa, Canada, or by agreement of both parties at any other location, in accordance with the rules of the locally prevalent equivalent of AAA arbitration rules then in effect. If Holder's principal place of business is in any country other than the United States or Canada but otherwise within ARIN's service region, such arbitration shall be held in Miami, Florida, or by agreement of both parties at any other location, in accordance with the rules of the AAA then in effect. A single arbitrator shall be selected by the parties by striking in turn from a list of arbitrators supplied by the AAA or, as applicable, the locally prevalent equivalent of AAA. Each party shall bear their own attorneys' fees, and the initiating party shall initially bear the costs of the arbitration's expenses. Any judgment upon the award rendered pursuant to the arbitration proceeding may be entered in any court having competent jurisdiction. Notwithstanding the foregoing in this Paragraph, either party may bring an action before the United States District Court for the Eastern District of Virginia or the Circuit Court for Fairfax County, Virginia for a temporary restraining order, preliminary injunction and/or other injunctive relief to seek to maintain the status quo between the parties pending resolution of the dispute(s) in accordance with the terms of this Paragraph; provided that, for a Canadian domiciled entity, such action may also be brought in the above listed US courts, the Ontario Superior Court of Justice for those domiciled in Ontario, or the equivalent court in the Canadian province where the entity is headquartered.

(iii) If Holder is part of a national, state, or local government authority whose laws or regulations strictly require that the laws of that particular jurisdiction or domicile must apply to this Agreement and ARIN is provided with written substantiation of such requirement reasonably acceptable to ARIN, this Agreement shall also be governed pursuant to the such laws. If there is a dispute regarding applicability of such laws to this Agreement, it shall be resolved in accordance with Section 14(k)(ii).

(l) Subsequent Version(s). If any subsequent version(s) of the Registration Services Agreement is authorized by ARIN, the parties may choose to substitute a signed copy of the then- existing subsequent version, with all its terms, instead of this Agreement, and the Included Number Resources and other Services will then be governed by the subsequent version. The consideration for such change is the original agreement and the agreement to abide by the revised terms. There is no requirement for a Holder who has signed this Agreement to engage in any subsequent version.

(m) Expenses. Except as specifically set forth in this Agreement, the parties agree to pay their own expenses related to this Agreement.

(n) Amendment. Except as set forth in Section 1(d), no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed or authorized in writing by ARIN, which writing specifically references such as an amendment to this Agreement.

(o) Execution. This Agreement may be executed by a party's signature and copies of this Agreement so executed and delivered shall have the same force and effect as an original. This Agreement may be executed in two or more counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Holder hereby accepts, without modification, all of the terms and conditions of this Registration Services Agreement.

Agreed: (This section to be completed by Holder)	Authorized Officer
Legal Name of Company (Holder): Data Pangea LLC	Name (Print): Lou Rosen
D/B/A (if any):	Title (Print): manager
ORG ID: DPL-72	Signature: [signature]
Ticket Number: 20120427-X144	Date: 4/30/12
Billing Contact Information if different from authorized officer	**Contact Information of Authorized Officer**
Name (Print): Lou Rosen	Phone: 561-302-0849
Title (Print): manager	E-Mail: Lou@Vumee.com
Phone: 561-302-0849	Street Address: 50 E Sample Rd Suite 301
E-Mail: Lou@Vumee.com	City and State: Pompano Beach FL
Street Address 50 E Sample Rd	Postal Code: 33064
City and State Suite 301 Pompano Beach FL	Country: US
Postal Code: 33064	
Country: US	

American Registry for Internet Numbers, LTD. By: (This section to be completed by ARIN)

ARIN's Authorized Contracting Agent	
Name (Print):	Signature:
	Date: